                                                                    EXHIBIT 23.7

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 24, 1997 with respect to the financial statements at December 31, 1996 and for the year ended December 31, 1996 of Homestead Village Incorporated, which is included in Amendment No. 2 on Form S-11 to the Registration Statement on Form S-1 (No. 333-26037) and the related Prospectus of Security Capital Group Incorporated for the registration of its Class B common stock.

                                        Ernst & Young LLP

Dallas, Texas

July 22, 1997